Exhibit 32.1


                   CERTIFICATION PURSUANT TO 18 U.S.C. ss.1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of WaveRider Communications Inc. (the "Company") on Form 10-QSB for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, D. Bruce Sinclair, Chief Executive Officer of the Company, and I,
T. Scott Worthington, Chief Financial Officer of the Company, certify, to their best knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ D. Bruce Sinclair                       /s/ T. Scott Worthington
--------------------------                  --------------------------------
D. Bruce Sinclair                           T. Scott Worthington
Chief Executive Officer                     Chief Financial Officer


December 19, 2003                           December 19, 2003